Exhibit 16.1

April 1, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:   Marwynn Holdings, Inc.

CIK Number: 0002030522

Dear Commissioners:

We have read Form 8-K dated April 1, 2026 of Marwynn Holdings, Inc. (“Registrant”) and are in agreement with the statements contained therein as it pertains to our firm; and we are not in a position to agree or disagree with other statements of Registrant contained therein.

Very truly yours,

/s/ Golden Eagle CPAs LLC

Bedminster, New Jersey